EXHIBIT 99.1
LIVE NATION ENTERTAINMENT
REPORTS SECOND QUARTER 2023 RESULTS
“Live music is bigger than ever, with global demand driving the industry to record levels. There's a more diverse pipeline of artists breaking from all corners of the world, and at the same time tours are going to more markets - particularly in Latin America and Asia. This was our strongest second quarter ever, with 2023 on pace to be a record year, and early indicators for 2024 giving us confidence in continued growth." – Michael Rapino, President and CEO, Live Nation Entertainment

2Q23 FINANCIAL OVERVIEW
(vs 2Q22, reported FX)
• Revenue Up 27% to $5.6 Billion
• Operating Income Up 21% to $386 Million
• AOI Up 23% to $590 Million
• Operating Cash Flow of $491 Million
• Free Cash Flow - Adjusted of $407 Million, Converting 69% of AOI
• EPS Up 55% to $1.02
View how these results compare to past quarters in the 2Q23 Trended Results Grid:
https://investors.livenationentertainment.com/financial-information/financial-results

OUTLOOK: Record 2023 Ahead and Continued Growth into 2024
(based on leading indicators through mid-July)
• Record number of fans expected: Over 117 million tickets sold year-to-date for Live Nation shows this year, up 20% year-over-year
• Record Ticketmaster sales expected: 151 million reported fee-bearing tickets sold year-to-date, up 22% year-over-year; on track to manage 600 million tickets including selling 300 million fee-bearing tickets this year
• Live creates unique advertising opportunity: Sponsorship pacing to double-digit operating income and AOI growth

• Even more events ahead: $4.3 billion in event-related deferred revenue, up 37% vs 2Q22, setting up double-digit attendance growth in Q3
• Growing global artist pipeline: International acts doubled representation in top 50 tours over last five years, more acts touring globally and visiting 42% more countries
• Early 2024 pipeline up for arena/amphitheater/stadium shows confirmed and with offers in

• Record second quarter for Concerts (vs 2Q22):
•Revenue up 29% to $4.6 billion
•AOI up 37% to $168 million
•Full-year margin expansion expected relative to 2022
• Attendance growth globally, led by international markets (vs 2Q22):
•Stadiums: up 28% to 8.0 million fans, led by Europe and Asia Pacific
•Arenas: up 19% to 10.7 million fans, largely from Canada, Asia Pacific and Latin America
•Festivals: up 14% to 4.5 million fans, driven by global demand across all our markets
•YTD overall fan growth of 25% with International markets up 46% and North America up 8%
•Number of tickets sold per show higher with on-sales and close periods both performing well
•On track to invest over $12 billion in putting on artists’ shows in 2023, up 30% from 2022
• Growing Venue Nation:
•Expect double-digit fan count growth at operated venues in 2023 relative to 50 million fans in 2022
•Per-fan profitability increases double-digits, fueled by growth in sponsorship and on-site spending across our operated venues including amphitheaters, festivals, and theaters & clubs
•Ancillary per fan revenue at amphitheaters up double-digits to over $40
•With 400 venues and festivals globally, pipeline continues to grow with key developments in Asia including South Korea and Singapore, Latin America, and Europe

• Fan demand and client wins drive records results (vs 2Q22):
•Revenue up 23% to $709 million
•AOI up 27% to $293 million
•14 million net new clients tickets added YTD, with half coming from International markets
•Full-year margins expected to remain in the high 30s
• Sale of concert tickets leading ticketing growth (vs 2Q22):
•Total fee-bearing GTV up 25% to $8.7 billion with North America up 22% and International up 34%; over 80% of the growth driven by global concert ticket sales
•Ticket volume YTD up double-digits for both primary and secondary tickets
•Average secondary ticket price roughly 2x primary, showing the extent to which tickets remain priced below market value
• Growing sponsorships reflect attractiveness of fan base and onsite connection (vs 2Q22):
•Revenue up 15% to $303 million, with on-site up 16% and online up 9%
•AOI up 14% to $203 million
•Full-year margins expected to remain in the low 60s
• Over 90% of 2023 planned sponsorship committed:
•Top clients with multi-million dollar, multi-year commitments, made up of over 100 partners, accounted for ~85% of our revenue
•New partners include Diageo and Chateau St. Michelle; renewed multi-year deals with Salesforce and Gildan

- - - - - - - - -

ADDITIONAL FINANCIAL INFORMATION:
• Capital expenditures of $158 million YTD, driven by investments in on-site venue enhancement, expansion of our venue portfolio, and continued development of ticketing products for both enterprises and fans. 2023 capital expenditures forecast remains at $450 million, two-thirds on revenue-generating projects
• Below-the-line impact to 2023 EPS - accretion expected to be approximately 60% higher than 2022, largely driven by OCESA performance
• Foreign exchange not expected to materially impact 2023 revenue, operating income or AOI
• For the first six months of 2023, our fully diluted share count was 230.5m, flat compared to the same period in 2022
• Balance sheet and liquidity remains strong:
•2Q23 ended with $7.1 billion in cash and cash equivalents, including $1.4 billion in ticketing client cash and $2.3 billion in free cash
•Including $0.6 billion of available debt capacity, there is $2.9 billion of liquidity for reinvestments and future growth opportunities, including a robust global M&A pipeline
•2Q23 net leverage is 2.6x
•Approximately 87% of debt is at a fixed rate, with an average cost of debt of 4.7%
•Projected Free Cash Flow – Adjusted: Percentage conversion for the full-year remains in the low 60s
The company will webcast a teleconference today at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website. The link to the 2Q23 Trended Results Grid is provided above for convenience and such grid is not a part of, or incorporated into, this press release or any SEC filings that include this press release.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact:	Media Contact:
Amy Yong	Kaitlyn Henrich
IR@livenation.com	Media@livenation.com
(310) 867-7143

FINANCIAL HIGHLIGHTS – SECOND QUARTER
(unaudited; $ in millions)

	Q2 2023 Reported	Q2 2022 Reported	Growth	Q2 2023 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$4,633.3	3,597.8	29%	$4,621.3	28%
Ticketing	709.3	575.3	23%	707.5	23%
Sponsorship & Advertising	302.9	263.8	15%	299.4	13%
Other and Eliminations	(14.8)	(2.7)	*	(14.9)	*
	$5,630.7	$4,434.2	27%	$5,613.3	27%

Consolidated Operating Income	$386.4	$318.7	21%	$381.0	20%

Adjusted Operating Income (Loss)
Concerts	$168.1	123.0	37%	$164.5	34%
Ticketing	292.7	230.8	27%	290.4	26%
Sponsorship & Advertising	203.1	178.3	14%	201.8	13%
Other and Eliminations	(18.2)	(2.1)	*	(18.2)	*
Corporate	(56.0)	(50.4)	(11)%	(56.0)	(11)%
	$589.7	$479.6	23%	$582.5	21%
* Percentages are not meaningful

FINANCIAL HIGHLIGHTS – SIX MONTHS
(unaudited; $ in millions)

	6 Months 2023 Reported	6 Months 2022 Reported	Growth	6 Months 2023 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$6,914.5	$4,805.6	44%	$6,949.3	45%
Ticketing	1,387.1	1,055.7	31%	1,391.9	32%
Sponsorship & Advertising	473.0	379.5	25%	469.2	24%
Other and Eliminations	(16.5)	(3.8)	*	(16.5)	*
	$8,758.1	$6,237.0	40%	$8,793.9	41%

Consolidated Operating Income (Loss)	$529.1	$345.8	53%	$529.1	53%

Adjusted Operating Income (Loss)
Concerts	$168.9	$73.8	*	$167.1	*
Ticketing	563.7	437.0	29%	561.8	29%
Sponsorship & Advertising	298.7	248.0	20%	297.8	20%
Other and Eliminations	(26.1)	(6.5)	*	(26.1)	*
Corporate	(95.8)	(63.7)	(50)%	(95.8)	(50)%
	$909.4	$688.6	32%	$904.8	31%
* Percentages are not meaningful

Reconciliation of Adjusted Operating Income to Operating Income (Unaudited)

	Q2 2023	Q2 2022	6 Months 2023	6 Months 2022
	(in millions)
Adjusted Operating Income	$589.7	$479.6	$909.4	$688.6
Acquisition expenses	24.8	9.5	38.2	21.6
Amortization of non-recoupable ticketing contract advances	21.2	21.9	41.6	40.4
Depreciation and amortization	136.5	115.9	251.7	216.4
Loss on sale of operating assets	(7.0)	1.1	(6.5)	2.7
Stock-based compensation expense	27.8	12.5	55.3	61.7
Operating income	$386.4	$318.7	$529.1	$345.8

KEY OPERATING METRICS
(unaudited)

	Q2 2023	Q2 2022	6 Months 2023	6 Months 2022
	(in thousands except estimated events)
Concerts (1)
Estimated events:
North America	8,111	8,057	14,420	12,793
International	4,130	4,491	7,726	6,469
Total estimated events	12,241	12,548	22,146	19,262
Estimated fans:
North America	18,474	17,427	26,131	24,255
International	18,599	16,415	29,842	20,484
Total estimated fans	37,073	33,842	55,973	44,739
Ticketing (2)
Estimated number of fee-bearing tickets	78,879	71,966	151,145	123,529
Estimated number of non-fee-bearing tickets	71,236	67,847	144,436	127,730
Total estimated tickets sold	150,115	139,813	295,581	251,259

 _________

(1)Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but the number of fans is based on the days the fans were present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.

(2)The fee-bearing tickets estimated above include primary and secondary tickets that are sold using our Ticketmaster systems or that we issue through affiliates. This includes primary tickets sold during the year regardless of event timing, except for our own events where our concert promoters control ticketing which are reported when the events occur. The non-fee-bearing tickets estimated above include primary tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, along with tickets sold on our “do it yourself” platform. These ticket metrics are net of any refunds requested and any cancellations that occurred during the period, which may result in a negative number.

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	Q2 2023	Q2 2022
Net cash provided by operating activities	$491.0	$349.1
Less: Changes in operating assets and liabilities (working capital)	34.7	78.5
Free cash flow from earnings	$525.7	$427.6
Less: Maintenance capital expenditures	(36.1)	(21.3)
Distributions to noncontrolling interests	(82.7)	(27.1)
Free cash flow — adjusted	$406.9	$379.2

Net cash used in investing activities	$(239.4)	$(129.7)

Net cash used in financing activities	$(152.2)	$(62.6)

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	6 Months 2023	6 Months 2022
Net cash provided by operating activities	$1,646.8	$1,547.4
Less: Changes in operating assets and liabilities (working capital)	(867.6)	(977.9)
Free cash flow from earnings	$779.2	$569.5
Less: Maintenance capital expenditures	(44.7)	$(35.1)
Distributions to noncontrolling interests	(137.6)	(66.1)
Free cash flow — adjusted	$596.9	$468.3

Net cash used in investing activities	$(299.2)	$(244.7)

Net cash provided by (used in) financing activities	$73.5	$(137.6)

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	June 30, 2023
Cash and cash equivalents	$7,128.9
Client cash	(1,381.1)
Deferred revenue — event-related	(4,330.1)
Accrued artist fees	(230.9)
Collections on behalf of others	(66.2)
Prepaid expenses — event-related	1,209.0
Free cash	$2,329.6

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:

Certain statements in this press release, including the Supplemental Information that follows, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements the regarding the company’s anticipated prospects for a record 2023 and continued growth into 2024, with record number of fans and Ticketmaster sales expected for 2023; anticipated double-digit attendance growth for the third quarter of 2023; early indications for growth in the company’s Concerts pipeline for 2024; the company’s pacing to invest over $12 billion in putting on artists’ shows in 2023; current expectations for fee-bearing ticket sales in 2023; the company’s sponsorship and advertising segment’s operating income and adjusted operating income growth pace for 2023; current full-year margin expectations for each of the company’s operating segments; expectations for double-digit fan count growth at the company’s operated venues in 2023; continued growth in the company’s venue and festival pipeline; the company’s current expectations for capital expenditures for 2023; the company’s global M&A pipeline; projected free cash flow—adjusted conversion for 2023; anticipated accretion from OCESA; and the company’s current expectation that there will be no material foreign exchange impacts on revenue, operating income or adjusted operating income for 2023.
Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain stock-based compensation expense, loss (gain) on disposal of operating assets, depreciation and amortization (including goodwill impairment), amortization of non-recoupable ticketing contract advances and acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation). We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure when applied to a GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2023	December 31, 2022
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$7,128,873	$5,606,457
Accounts receivable, less allowance of $66,669 and $63,294, respectively	1,889,652	1,465,383
Prepaid expenses	1,628,578	949,826
Restricted cash	7,769	5,917
Other current assets	122,076	131,939
Total current assets	10,776,948	8,159,522
Property, plant and equipment, net	1,904,020	1,487,663
Operating lease assets	1,582,873	1,571,395
Intangible assets
Definite-lived intangible assets, net	1,118,166	1,050,622
Indefinite-lived intangible assets, net	378,181	368,712
Goodwill	2,619,356	2,529,380
Long-term advances	654,938	568,558
Other long-term assets	890,608	724,989
Total assets	$19,925,090	$16,460,841
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$1,670,651	$1,791,025
Accounts payable	293,865	180,076
Accrued expenses	2,778,581	2,368,434
Deferred revenue	5,025,871	3,134,800
Current portion of long-term debt, net	51,489	620,032
Current portion of operating lease liabilities	146,931	140,232
Other current liabilities	56,143	68,716
Total current liabilities	10,023,531	8,303,315
Long-term debt, net	6,554,697	5,283,467
Long-term operating lease liabilities	1,659,898	1,654,525
Other long-term liabilities	562,016	455,971
Commitments and contingent liabilities
Redeemable noncontrolling interests	753,519	669,766
Stockholders' equity
Common stock	2,291	2,285
Additional paid-in capital	2,438,660	2,698,316
Accumulated deficit	(2,680,716)	(2,971,229)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive income (loss)	59,253	(90,076)
Total Live Nation stockholders' equity	(187,377)	(367,569)
Noncontrolling interests	558,806	461,366
Total equity	371,429	93,797
Total liabilities and equity	$19,925,090	$16,460,841

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands, except share and per share data)
Revenue	$5,630,723	$4,434,174	$8,758,113	$6,236,982
Operating expenses:
Direct operating expenses	4,164,778	3,267,023	6,280,367	4,338,045
Selling, general and administrative expenses	868,595	672,213	1,558,916	1,242,395
Depreciation and amortization	136,514	115,927	251,699	216,396
Loss (gain) on disposal of operating assets	(7,013)	1,065	(6,509)	2,730
Corporate expenses	81,478	59,247	144,493	91,657
Operating income	386,371	318,699	529,147	345,759
Interest expense	81,995	68,435	171,210	135,208
Loss on extinguishment of debt	—	—	18,366	—
Interest income	(56,452)	(13,192)	(96,765)	(20,756)
Equity in earnings of nonconsolidated affiliates	(5,558)	(1,955)	(9,665)	(6,243)
Other expense (income), net	(6,599)	5,039	4,984	14,438
Income before income taxes	372,985	260,372	441,017	223,112
Income tax expense	41,648	31,995	65,488	43,691
Net income	331,337	228,377	375,529	179,421
Net income attributable to noncontrolling interests	37,655	40,577	85,016	41,803
Net income attributable to common stockholders of Live Nation	$293,682	$187,800	$290,513	$137,618

Basic net income per common share available to common stockholders of Live Nation	$1.04	$0.69	$0.78	$0.31
Diluted net income per common share available to common stockholders of Live Nation	$1.02	$0.66	$0.78	$0.30

Weighted average common shares outstanding:
Basic	228,536,179	224,674,447	228,350,537	223,290,226
Diluted	243,660,186	243,634,764	230,490,937	231,367,674

Reconciliation to net income available to common stockholders of Live Nation:
Net income attributable to common stockholders of Live Nation	$293,682	$187,800	$290,513	$137,618
Accretion of redeemable noncontrolling interests	(56,621)	(32,560)	(111,554)	(68,274)
Net income available to common stockholders of Live Nation—basic	$237,061	$155,240	$178,959	$69,344
Convertible debt interest, net of tax	10,804	6,365	—	—
Net income available to common stockholders of Live Nation—diluted	$247,865	$161,605	$178,959	$69,344

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
	2023	2022
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$375,529	$179,421
Reconciling items:
Depreciation	127,670	114,119
Amortization	124,029	102,277
Amortization of non-recoupable ticketing contract advances	41,597	40,392
Amortization of debt issuance costs and discounts	8,949	8,224
Loss on extinguishment of debt	18,366	—
Stock-based compensation expense	55,333	61,741
Unrealized changes in fair value of contingent consideration	20,100	18,010
Equity in losses of nonconsolidated affiliates, net of distributions	9,019	10,112
Provision for uncollectible accounts receivable	20,120	25,702
Loss (gain) on mark-to-market of equity investments	(26,408)	5,657
Other, net	4,918	3,928
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(395,516)	(440,290)
Increase in prepaid expenses and other assets	(836,672)	(607,939)
Increase in accounts payable, accrued expenses and other liabilities	298,718	972,906
Increase in deferred revenue	1,801,097	1,053,178
Net cash provided by operating activities	1,646,849	1,547,438
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(118,973)	(30,558)
Collections of notes receivable	8,286	11,074
Investments made in nonconsolidated affiliates	(26,336)	(46,699)
Purchases of property, plant and equipment	(202,531)	(130,278)
Cash acquired from (paid for) acquisitions, net of cash paid (acquired)	69,359	(39,854)
Purchases of intangible assets	(35,088)	(6,129)
Other, net	6,077	(2,292)
Net cash used in investing activities	(299,206)	(244,736)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	986,766	4,009
Payments on long-term debt	(614,030)	(22,638)
Contributions from noncontrolling interests	14,716	13,448
Distributions to noncontrolling interests	(137,609)	(66,114)
Purchases and sales of noncontrolling interests, net	(88,239)	(27,138)
Payments for capped call transactions	(75,500)	—
Proceeds from exercise of stock options	4,999	26,051
Taxes paid for net share settlement of equity awards	(8,464)	(41,731)
Payments for deferred and contingent consideration	(9,440)	(22,508)
Other, net	315	(1,014)
Net cash provided by (used in) financing activities	73,514	(137,635)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	103,111	(186,703)
Net increase in cash, cash equivalents, and restricted cash	1,524,268	978,364
Cash, cash equivalents and restricted cash at beginning of period	5,612,374	4,887,792
Cash, cash equivalents and restricted cash at end of period	$7,136,642	$5,866,156